UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2024
HERC HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33139	20-3530539
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27500 Riverview Center Blvd.
Bonita Springs, Florida 34134
(Address of principal executive offices and zip code)

(239) 301-1000
(Registrant's telephone number,
including area code)

N/A
(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	HRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On June 7, 2024, Herc Holdings Inc. (the “Company”) issued $800 million aggregate principal amount of its 6.625% Senior Notes due 2029 (the “Notes”), under an Indenture, dated as of June 7, 2024 (the “Indenture”), among the Company, the subsidiary guarantors party thereto and Truist Bank, as trustee (in such capacity, the “Trustee”).
Interest on the Notes accrues at the rate of 6.625% per annum and is payable semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 2024. The Notes mature on June 15, 2029.
Ranking; Guarantees
The Notes are the Company’s senior unsecured obligations, ranking equally in right of payment with all of the Company’s existing and future senior indebtedness, effectively junior to any of the Company’s existing and future secured indebtedness, including the Credit Agreement (as defined in the Indenture), to the extent of the value of the assets securing such indebtedness, and senior in right of payment to any of the Company’s existing and future subordinated indebtedness.
The Notes are guaranteed on a senior unsecured basis, subject to limited exceptions, by the Company’s current and future domestic subsidiaries. The guarantees are senior unsecured obligations of the guarantors and rank equally in right of payment with all of the existing and future senior indebtedness of the guarantors, effectively junior to any existing and future secured indebtedness of the guarantors, including the Credit Agreement, to the extent of the value of the assets securing such indebtedness, and senior in right of payment to all existing and future subordinated indebtedness of the guarantors.
Redemption
The Company may, at its option, redeem the Notes, in whole or in part, at any time prior to June 15, 2026, at a price equal to 100% of the aggregate principal amount of the Notes, plus the applicable make-whole premium and accrued and unpaid interest, if any, to, but excluding, the redemption date. The Company may, at its option, redeem the Notes, in whole or in part, at any time (i) on or after June 15, 2026 and prior to June 15, 2027, at a price equal to 103.313% of the principal amount of the Notes, (ii) on or after June 15, 2027 and prior to June 15, 2028, at a price equal to 101.656% of the principal amount of the Notes and (iii) on or after June 15, 2028, at a price equal to 100.000% of the principal amount of the Notes, in each case, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. In addition, at any time on or prior to June 15, 2026, the Company may, at its option, redeem up to 40% of the aggregate principal amount of the Notes with the net cash proceeds of one or more equity offerings at a redemption price equal to 106.625% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
Covenants
The Indenture governing the Notes contains certain covenants applicable to the Company and its restricted subsidiaries, including limitations on: (1) indebtedness; (2) restricted payments; (3) liens; (4) dispositions of proceeds from asset sales; (5) transactions with affiliates; (6) dividends and other payment restrictions affecting restricted subsidiaries; (7) designations of unrestricted subsidiaries; and (8) mergers, consolidations and sale of assets. Upon the occurrence of certain events constituting a change of control triggering event, the Company is required to make an offer to repurchase all of the Notes (unless otherwise redeemed) at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any to, but excluding, the repurchase date.
If the Company sells assets under certain circumstances, it must use the proceeds to make an offer to purchase the Notes at a price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.
Events of Default
The Indenture also provides for customary events of default, including the following (subject to any applicable cure period): nonpayment, breach of covenants in the Indenture, payment defaults under or acceleration of certain other indebtedness, failure to discharge certain judgments and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs or is continuing, the Trustee or the holders of at least 30% in aggregate principal amount of the Notes then outstanding may declare the principal of, premium, if any, and accrued and unpaid interest, if any, to be due and payable immediately.

The description above is qualified in its entirety by the Indenture (including the form of Notes), which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information required by Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 of this Current Report on Form 8-K and incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit Number	Description
4.1	Indenture (including the form of Notes), dated as of June 7, 2024, among Herc Holdings Inc., the subsidiary guarantors party thereto, and Truist Bank
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERC HOLDINGS INC.
(Registrant)

By:	/s/ MARK HUMPHREY
Name:	Mark Humphrey
Title:	Senior Vice President, Chief Financial Officer
Date:  June 7, 2024

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